Exhibit 99.1

Finish Line Announces Cash Dividend

INDIANAPOLIS, April 27, 2009  -- The Finish Line, Inc. (Nasdaq:  FINL) announced today that its Board of Directors declared a quarterly cash dividend of $0.03 per share of Class A and Class B common stock.  The quarterly cash dividend will be payable on June 15, 2009 to shareholders of record on May 29, 2009.

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line and Man Alive brand names.  The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The Company currently operates 685 Finish Line stores in 47 states and online and 81 Man Alive stores in 19 states and online.  To learn more about these brands, visit www.finishline.com and www.manalive.com

Investor Relations:

CONTACT:	Edward W. Wilhelm, (317) 899-1022 ext. 6914
Executive Vice President - Chief Financial Officer
The Finish Line, Inc., Indianapolis

Media Requests:

CONTACT:	Elise Hasbrook, (317) 899-1022 ext. 6827
Corporate Communications Manager
The Finish Line, Inc., Indianapolis